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EXHIBIT 5.1

[VENABLE LLP LETTERHEAD]

December 23, 2004

The Macerich Company
401 Wilshire Boulevard, No. 700
Santa Monica, California 90401

    Re:
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have served as Maryland counsel to The Macerich Company, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 705,636 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), covered by the above-referenced Registration Statement on Form S-3 and any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company may elect to issue the Shares upon redemption of up to 705,636 common units of limited partnership interest (the "Common Units") in The Macerich Partnership, L.P., a Delaware limited partnership (the "Operating Partnership").

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.
The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.
The Charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

3.
The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.
Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to the issuance and registration of the Shares, certified as of the date hereof by an officer of the Company;

5.
The Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement"), certified as of the date hereof by an officer of the Company;

6.
A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.
A certificate executed by an officer of the Company, dated as of the date hereof; and

8.
Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.
Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.
Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

4.
All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.
None of the Shares will be issued, sold or transferred in violation of Article VII of the Charter.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Company is a corporation, duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.
The Shares have been duly authorized and, when and if issued upon redemption of Common Units in accordance with the Resolutions and the Partnership Agreement (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent; provided, however, that O'Melveny & Myers LLP, counsel to the Company, may rely upon this opinion for the purpose of rendering its opinion of even date herewith.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ VENABLE LLP

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  EXHIBIT 5.1